UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2021, iMedia Brands, Inc. (the “Company”) entered into an underwriting agreement with B. Riley Securities, Inc., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”) relating to the public offering, issuance and sale of 4,830,918 shares of its common stock (the “Offering”). The public offering price of each share of common stock is $9.00. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 724,638 shares of common stock at the public offering price. The Offering is expected to close on or about June 14, 2021, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company, before deducting the underwriting discount and estimated offering expenses payable by the Company and excluding any exercise of the Underwriters’ option to purchase additional shares of common stock, are expected to be approximately $43.5 million. The Company anticipates using the net proceeds from the Offering for working capital and general corporate purposes, including potential acquisitions of businesses and assets that are complementary to its operations.

The Underwriting Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company, its directors and officers and certain of its stockholders agreed, for a period of 90 days, subject to certain exceptions, not to offer, sell, pledge or otherwise dispose of the common stock and other of the Company’s securities that they beneficially own, including securities that are convertible into, or exchangeable or exercisable for, shares of common stock, without the prior written consent of the Representative.

The Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on July 14, 2020 and declared effective by the Commission on July 27, 2020 (File No. 333-239857), a base prospectus included as part of the registration statement, and a preliminary prospectus supplement, dated June 9, 2021, filed with the Commission pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Faegre Drinker Biddle & Reath LLP, regarding the legality of the issuance and sale of the securities sold in the Offering.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

On June 10, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated June 9, 2021, by and between the Company and B. Riley Securities, Inc.
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1)
99.1	Press release dated June 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2021	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer